                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only
  (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        First Citizens BancShares, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3)Filing Party:

  (4) Date Filed:

                        FIRST CITIZENS BANCSHARES, INC.

                             Post Office Box 27131
                       Raleigh, North Carolina 27611-7131

                  ------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  ------------------------------------------

   The Annual Meeting of Shareholders of First Citizens BancShares, Inc. ("BancShares") will be held in the main office of First-Citizens Bank & Trust Company located at 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1:00 p.m. on Monday, April 23, 2001.

   The purposes of the meeting are:

1. Election of Directors: To elect 21 directors of BancShares for terms of one year or until their respective successors are duly elected and qualified;

2. Ratification of Appointment of Independent Accountants: To consider a proposal to ratify the appointment of KPMG LLP as BancShares' independent public accountants for 2001; and,

3. Other Business: To transact any other business properly presented for action at the Annual Meeting.

   You are invited to attend the Annual Meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the accompanying envelope to ensure that a quorum is present at the Annual Meeting. Signing an appointment of proxy will not affect your right to revoke it and to attend the Annual Meeting and vote in person.

                                  By Order of the Board of Directors
                                  /s/ Alexander G. McFadyen, Jr.
                                  Alexander G. MacFadyen, Jr.
                                  Secretary

March 19, 2001

                        FIRST CITIZENS BANCSHARES, INC.

                             Post Office Box 27131
                       Raleigh, North Carolina 27611-7131

                            ----------------------
                                PROXY STATEMENT
                            ----------------------

                         Annual Meeting of Shareholders

General

   This Proxy Statement is being furnished to the shareholders of First Citizens BancShares, Inc. ("BancShares") in connection with the solicitation by BancShares' Board of Directors of appointments of proxy in the enclosed form for use at the Annual Meeting of BancShares' shareholders (the "Annual Meeting") and at any adjournments of the meeting. The Annual Meeting will be held at the main office of First-Citizens Bank & Trust Company (the "Bank") located at 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1:00 p.m. on April 23, 2001. This Proxy Statement is being mailed to BancShares' shareholders on or about March 19, 2001.

Solicitation and Voting of Proxies

   A form of "appointment of proxy" is included with this Proxy Statement that names George H. Broadrick, Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., Frank B. Holding, Jr., Lewis T. Nunnelee II, and David L. Ward, Jr. (the "Proxies") to act as proxies and represent shareholders at the Annual Meeting. The Board of Directors requests that shareholders sign and date an appointment of proxy and return it to BancShares in the enclosed envelope.

   Shares of BancShares' voting securities held of record by a shareholder who correctly executes an appointment of proxy and returns it to BancShares before the Annual Meeting will be voted by the Proxies according to the shareholder's directions. If no directions are given by the shareholder in the appointment of proxy, then those shares will be voted by the Proxies "FOR" the election of each of the 21 nominees for director named in Proposal 1 below and "FOR" Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by the Board of Directors. The Board of Directors is not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by shareholders, the Proxies will be authorized to vote shares represented by appointments of proxy according to their best judgment.

   BancShares will pay all costs of this solicitation of appointments of proxy for the Annual Meeting, including costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, appointments of proxy may be solicited personally or by telephone by directors, officers and employees of BancShares and the Bank without additional compensation.

Revocation of Appointment of Proxy

   A shareholder who executes an appointment of proxy may revoke it at any time before the voting takes place at the Annual Meeting by filing with BancShares' Secretary either a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Record Date

   BancShares' Board of Directors has set the close of business on March 12, 2001, as the record date (the "Record Date") for determining which shareholders are entitled to notice of and to vote at the Annual Meeting. A person must be a shareholder of record on the Record Date in order to be eligible to vote at the Annual Meeting.

Voting Securities

   As of the Record Date, BancShares' voting securities consisted of (i) 8,813,454 shares of Class A Common Stock, $1 par value ("Class A Common"), and
(ii) 1,707,657 shares of Class B Common Stock, $1 par value ("Class B

Common"). At the Annual Meeting, a shareholder may cast one vote for each share of Class A Common, and 16 votes for each share of Class B Common, held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders.

Voting Procedures; Votes Required for Approval

   In the election of directors, the 21 nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, a majority of the votes represented by shares of voting securities present at the Annual Meeting, in person and by proxy, and entitled to be voted, must be cast in favor of approval. Abstentions and broker non-votes will have no effect in the voting for directors, but they will have the same effect as votes against Proposal 2. Shareholders may not vote cumulatively in the election of directors.

Beneficial Ownership of Voting Securities

   Principal Shareholders. The following table describes the beneficial ownership of BancShares' voting securities as of the Record Date by persons known to BancShares' management to own, beneficially or of record, 5% or more of any class of BancShares' voting securities.

                                       Beneficial Ownership (1)
                         -----------------------------------------------------
                               Class A Common             Class B Common
                         --------------------------- -------------------------
    Name and address         Number      Percentage     Number     Percentage   Percentage of
  of beneficial owner      of shares    of class (2)  of shares   of class (2) total votes (2)
------------------------ -------------- ------------ ------------ ------------ ---------------
Carson H. Brice
 Raleigh, NC............    51,654 (3)       .58%    100,885 (3)      5.91%         4.61%
Claire H. Bristow
 Columbia, SC...........    52,050 (4)       .59%    100,812 (4)      5.90%         4.61%
Hope H. Connell
 Raleigh, NC............    59,430 (5)       .67%    111,097 (5)      6.51%         5.08%
Frank B. Holding
 Smithfield, NC......... 2,527,014 (6)     28.64%    649,188 (6)     38.02%        35.74%
Frank B. Holding, Jr.
 Raleigh, NC............    72,895 (7)       .83%    128,410 (7)      7.52%         5.89%
Lewis R. Holding
 Lyford Cay, Bahamas.... 1,477,494 (8)     16.76%    199,052 (8)     11.66%        12.90%
Olivia B. Holding
 Raleigh, NC............    56,028 (9)       .64%    105,240 (9)      6.16%         4.81%
North State Trustees
 Charlotte, NC..........   379,340 (10)     4.30%    528,172 (10)    30.93%        24.44%

---------
(1) Except as otherwise noted, each named individual exercises sole voting and investment power with respect to all shares.
(2) "Percentage of class" reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. "Percentage of total votes" reflects the votes represented by the listed shares of both classes as a percentage of the aggregate votes represented by all outstanding shares of BancShares' voting securities.

(3) Includes 5,200 shares of Class A Common and 1,250 shares of Class B Common held in trust for Mrs. Brice's benefit and with respect to which shares she exercises shared voting and investment power. All listed shares also are shown as beneficially owned by Frank B. Holding.

(4) Includes 5,410 shares of Class A Common and 1,250 shares of Class B Common held in trust for Mrs. Bristow's benefit and with respect to which shares she exercises shared voting and investment power, and 1,045 shares of Class A Common and 19,650 shares of Class B Common held by her spouse as custodian for their children and with respect to which shares she disclaims beneficial ownership. All listed shares also are shown as beneficially owned by Frank B. Holding.

(5) Includes 5,320 shares of Class A Common and 1,225 shares of Class B Common held in trust for Mrs. Connell's benefit and with respect to which shares she exercises shared voting power; an aggregate of 18,845 shares of Class A Common and 1,900 shares of Class B Common held by certain corporations that she may be deemed to control and with respect to which shares she may be deemed to exercise shared voting and investment power; and an aggregate of 3,246 shares of Class A Common and 11,250 shares of Class B Common held by her spouse, individually or as custodian for their children, and with respect to which shares she disclaims beneficial ownership. Of the listed shares, an aggregate of 40,585 shares of Class A Common and 109,197 shares of Class B Common also are shown as beneficially owned by Frank B. Holding, and an aggregate of 18,845 shares of Class A Common and 1,900 shares of Class B Common also are shown as beneficially owned by Lewis R. Holding.

(6) Includes an aggregate of 514,253 shares of Class A Common and 105,869 shares of Class B Common held by certain corporations and other entities that Mr. Holding may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and an aggregate of 379,531 shares of Class A Common and 543,319 shares of Class B Common held by or in trust for his spouse, adult children and their spouses and with respect to which shares he disclaims beneficial ownership. Of the listed shares, an aggregate of 478,728 shares of Class A Common and 104,644 shares of Class B Common also are shown as beneficially owned by Lewis R. Holding, and an aggregate of 266,315 shares of Class A Common and 543,319 shares of Class B Common also are shown as beneficially owned by or held in trust for Mr. Holding's adult children, each of whom is listed individually in the table.

(7) Includes 5,400 shares of Class A Common and 1,225 shares of Class B Common held in trust for Mr. Holding's benefit and with respect to which shares he exercises shared voting and investment power, and 5,500 shares of Class A Common and 650 shares of Class B Common held by his spouse and with respect to which shares he disclaims beneficial ownership. Of the listed shares, an aggregate of 72,895 shares of Class A Common and 128,410 shares of Class B Common also are shown as beneficially owned by Frank B. Holding.

(8) Includes an aggregate of 497,573 shares of Class A Common and 106,544 shares of Class B Common held by certain corporations and other entities that Mr. Holding may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and an aggregate of 196,892 shares of Class A Common and 70,906 shares of Class B Common held by his spouse or by or in trust for his adult daughter and with respect to which shares he disclaims beneficial ownership. Of the listed shares, an aggregate of 478,728 shares of Class A Common and 104,644 shares of Class B Common also are shown as beneficially owned by Frank B. Holding; an aggregate of 18,845 shares of Class A Common and 1,900 shares of Class B Common also are shown as beneficially owned by Hope H. Connell; and an aggregate of 122,800 shares of Class A Common and 58,300 shares of Class B Common also are shown as beneficially owned by North State Trustees.

(9) Includes 5,100 shares of Class A and 1,225 shares of Class B held in trust for Ms. Holding's benefit and with respect to which shares she exercises shared voting and investment power; and 6,897 shares of Class A and 1,225 shares of Class B Common held by a certain corporation that she may be deemed to control and with respect to which shares she may be deemed to exercise shared voting and investment power. All listed shares also are shown as beneficially owned by Frank B. Holding.

(10) Includes 256,540 shares of Class A Common and 469,872 shares of Class B Common held by North State Trustees--1990, 110,400 shares of Class A Common and 55,200 shares of Class B Common held by North State Trustees--1979, and 12,400 shares of Class A Common and 3,100 shares of Class B Common held by North State Trustees--1976, each of which trusts is for the benefit of Carmen Holding Ames, adult daughter of Lewis R. Holding. The six trustees for the three North State Trusts, who may be deemed to have shared voting and investment power as to such shares, are George H. Broadrick, Carolyn S. Holding, John J. Jordan, Jr., C. Ronald Scheeler, David L. Ward, Jr., and James A. Weathers. Of the listed shares, an aggregate of 122,800 shares of Class A Common and 58,300 shares of Class B Common also are shown as beneficially owned by Lewis R. Holding.

   Management. The following table describes the beneficial ownership of BancShares' voting securities by its current directors, nominees for election as directors, and certain named executive officers, individually, and by all current directors and executive officers of BancShares as a group.

                                     Beneficial Ownership (1)
                          -----------------------------------------------
                               Class A Common          Class B Common
                          ------------------------ ----------------------
                                        Percentage             Percentage Percentage of
        Name of              Number      of class    Number     of class      total
    beneficial owner        of shares      (2)      of shares     (2)       votes (2)
------------------------  ------------- ---------- ----------- ---------- -------------
John M. Alexander, Jr...      1,434(3)      .02%       225(3)      .01%        .01%
Carmen Holding Ames.....    147,929(4)     1.68%    58,881(4)     3.45%       3.02%
B. Irvin Boyle..........        700         .01%       175         .01%        .01%
George H. Broadrick.....     62,247(5)      .71%     2,500(5)      .15%        .28%
Joseph A. Cooper, Jr....        -0-         --         -0-         --          --
H. M. Craig III.........     11,400(6)      .13%     1,000(6)      .06%        .08%
Betty M. Farnsworth.....      1,561(7)      .02%       250         .01%        .02%
Lewis M. Fetterman......     12,955(8)      .15%     2,750(8)      .16%        .16%
Frank B. Holding........  2,527,014(9)    28.64%   649,188(9)    38.02%      35.74%
Frank B. Holding, Jr....     72,895(10)     .83%   128,410(10)    7.52%       5.89%
Lewis R. Holding........  1,477,494(11)   16.76%   199,052(11)   11.66%      12.90%
Charles B. C. Holt......      2,292(12)     .03%       -0-         --          .01%
James B. Hyler, Jr......      3,866         .04%       100         .01%        .02%
Gale D. Johnson.........        481         .01%        50          *            *
Freeman R. Jones........      4,000         .05%       250         .01%        .02%
Lucius S. Jones.........      1,000         .01%       -0-         --            *
Joseph T. Maloney, Jr...     22,452         .25%     5,400         .32%        .30%
J. Claude Mayo, Jr......      1,100(13)     .01%       -0-         --            *
Brent D. Nash...........     10,642(14)     .12%       -0-         --          .03%
Lewis T. Nunnelee II....        600         .01%       450         .03%        .02%
Talbert O. Shaw.........        119          *         -0-         --            *
R. C. Soles, Jr.........     15,138         .17%       -0-         --          .04%
David L. Ward, Jr.......     18,700(15)     .21%     8,388(15)     .49%        .42%
All directors and
 executive officers
 as a group
 (32 persons)...........  3,701,758(16)   42.00%   765,284(16)   44.81%      44.13%(16)

---------
(1) Except as otherwise noted, each named individual, and individuals included in the group, exercise sole voting and investment power with respect to all shares.

(2) "Percentage of class" reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. "Percentage of total votes" reflects the votes represented by the listed shares of both classes as a percentage of the aggregate votes represented by all shares of BancShares' voting securities. An asterisk indicates less than .01%.

(3) Includes 900 shares of Class A Common and 225 shares of Class B Common held by a corporation that Mr. Alexander may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power.

(4) Includes an aggregate of 122,800 shares of Class A Common and 58,300 shares of Class B Common held in trust for Ms. Ames' benefit and with respect to which shares she exercises shared voting and investment power. All listed shares also are shown as beneficially owned by Lewis R. Holding.

(5) Includes 10,000 shares of Class A Common and 2,500 shares of Class B Common held by Mr. Broadrick's spouse and with respect to which shares he disclaims beneficial ownership.

(6) Includes 11,300 shares of Class A Common and 1,000 shares of Class B Common held by a corporation that Mr. Craig may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power.

(7) Includes 100 shares of Class A Common held by Mrs. Farnsworth's adult son and with respect to which shares she disclaims beneficial ownership.

(8) Includes 2,809 shares of Class A Common and 550 shares of Class B Common held in trust for Mr. Fetterman's spouse and with respect to which shares he disclaims beneficial ownership.

(9) Frank B. Holding's beneficial ownership is described in footnote 6 to the "Principal Shareholders" table above.

(10) Frank B. Holding, Jr.'s beneficial ownership is described in footnote 7 to the "Principal Shareholders" table above.

(11) Lewis R. Holding's beneficial ownership is described in footnote 8 to the "Principal Shareholders" table above.

(12) Includes 465 shares of Class A Common held by Mr. Holt's spouse and with respect to which shares he disclaims beneficial ownership.

(13) Includes 100 shares of Class A Common held by Mr. Mayo's spouse and with respect to which shares he disclaims beneficial ownership.

(14) Includes 5,469 shares of Class A Common held by Mr. Nash's spouse and with respect to which shares he disclaims beneficial ownership.

(15) Includes 3,500 shares of Class A Common and 875 shares of Class B Common held by Mr. Ward's spouse and with respect to which shares he disclaims beneficial ownership.

(16) Certain numbers of shares included in the beneficial ownership of Carmen Holding Ames, Frank B. Holding, Frank B. Holding, Jr., and Lewis R. Holding are reflected separately in the beneficial ownership of each of those individuals but are included only once in the beneficial ownership shown for the group.

Section 16(a) Beneficial Ownership Reporting Compliance

   BancShares' directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of BancShares' Class A Common and Class B Common. Based on its review of copies of those reports, BancShares' proxy statement is required to disclose failures to report shares beneficially owned or changes in such beneficial ownership and failures to timely file required reports during the previous year. During 2000, Lewis R. Holding and Frank B. Holding each filed one report describing one purchase of shares that, as a result of administrative error, was late (by one day in the case of Mr. L. Holding, and by ten days in the case of Mr. F. Holding).

                       PROPOSAL 1: ELECTION OF DIRECTORS

   BancShares' Bylaws provide for a Board of Directors composed of not less than five nor more than 30 members and authorize BancShares' Board of Directors to set and change the actual number of directors from time to time within those limits. Directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been duly elected and qualified.

   The number of BancShares' directors currently is set at 21, and the persons named below have been nominated by the Board of Directors for election as directors at the Annual Meeting. Each nominee currently serves as a director of BancShares and the Bank.

                             Positions with
                               BancShares       First
        Name and age          and the Bank    elected(1)  Principal occupation and business experience
 --------------------------  --------------   ---------- ----------------------------------------------
 John M. Alexander, Jr.         Director         1990    President, General Manager and Chief Operating
  51                                                     Officer, Cardinal International Trucks, Inc.
                                                         (truck dealer)
 Carmen Holding Ames (2)(3)     Director         1996    Former assistant, Susan B. Bozeman Interior
  32                                                     Designs, Inc. (residential interior design);
                                                         previously, Office Manager, Interweb, Inc.
                                                         (website developer), and showroom salesperson,
                                                         Scalamandre, Inc. (decorative fabrics
                                                         manufacturing wholesaler)
 B. Irvin Boyle                 Director         1980    Attorney; of counsel to Johnston, Allison &
  89                                                     Hord (law firm)

                          Positions with
                            BancShares        First
      Name and age         and the Bank     elected(1)  Principal occupation and business experience
 ---------------------  ------------------  ---------- ----------------------------------------------
 George H. Broadrick         Director          1975    Retired; former President of BancShares and
  (2)                                                  the Bank
  78
 H. M. Craig III             Director          1998    Vice President, director, and North American
  44                                                   Sales Manager, Gaston County Dyeing Machine
                                                       Company (textile machinery manufacturer)
 Betty M. Farnsworth         Director          1985    Homemaker
  74
 Lewis M. Fetterman          Director          1980    Chairman and Chief Executive Officer, Super
  79                                                   Soil Systems USA, Inc. (animal waste control);
                                                       President and owner, LMF Farms (swine
                                                       production)
 Frank B. Holding (3)        Executive         1962    Executive officer of BancShares and the Bank
  72                       Vice Chairman
 Frank B. Holding, Jr.   President, Chief      1993    Executive officer of BancShares and the Bank
  (3)                     Administrative
  39                     Officer, Director
 Lewis R. Holding (3)   Chairman and Chief     1957    Executive officer of BancShares and the Bank
  73                     Executive Officer
 Charles B. C. Holt           Director          1995    Director (formerly President and
  68                                                    Secretary/Treasurer), Holt Oil Company, Inc.
                                                        (wholesale petroleum marketer)
 James B. Hyler, Jr.     Vice Chairman and     1988    Executive officer of BancShares and the Bank
  53                      Chief Operating
                              Officer
 Gale D. Johnson, M.D.       Director          1974    Retired surgeon; Director of Health Affairs,
  81                                                   Campbell University
 Freeman R. Jones            Director          1974    Retired; President, EFC Corporation (real
  74                                                   estate investments)
 Lucius S. Jones             Director          1994    President, Chief Executive Officer and owner,
  58                                                   United Realty & Construction Company, Inc.
                                                       (residential development and construction)
 Joseph T. Maloney, Jr.      Director          1976    Retired; private investor
  71
 J. Claude Mayo, Jr.         Director          1994    Retired; former principal, Mayo, Simmons &
  73                                                   Harris, Inc. (insurance agency)
 Lewis T. Nunnelee II        Director          1979    Chairman, Coastal Beverage Company, Inc.
  75                                                   (wholesale beer distributor)
 Talbert O. Shaw, Ph.D.      Director          1993    President, Shaw University
  73
 R. C. Soles, Jr.            Director          1995    Attorney; senior partner, Soles, Phipps, Ray &
  66                                                   Prince (law firm); Senator, North Carolina
                                                       State Senate
 David L. Ward, Jr.          Director          1971    Attorney; senior member of Ward and Smith,
  65                                                   P.A. (law firm)

---------
(1) "First elected" refers to the year in which each individual first took office as a director of BancShares or its predecessor, First Citizens Corporation, or, if elected prior to the formation of First Citizens Corporation in 1982, of the Bank.
(2) Certain directors of BancShares also serve as directors of other publicly held companies. George H. Broadrick, Carmen Holding Ames, and Frank B. Holding serve as directors of First Citizens Bancorporation of South Carolina, Inc., Columbia, SC, and Frank B. Holding serves as a director of Southern BancShares (N.C.), Inc., Mount Olive, NC.

(3) Lewis R. Holding and Frank B. Holding are brothers. Carmen Holding Ames is the daughter of Lewis R. Holding and the niece of Frank B. Holding. Frank
     B. Holding, Jr. is the son of Frank B. Holding and the nephew of Lewis R. Holding. Frank B. Holding, Jr. and Carmen Holding Ames are first cousins.

   The Board of Directors recommends that shareholders vote "FOR" each of the 21 nominees for director named above. The 21 nominees receiving the highest numbers of votes will be elected.

Director Compensation

   Each of BancShares' directors serves and is compensated as a director of the Bank, and directors do not receive any additional compensation for their services as directors of BancShares. Except as described below, during 2000 each of the Bank's directors (other than executive officers of BancShares or the Bank) received an annual retainer of $12,000 and a fee of $600 for attendance at each Board meeting and each meeting of a committee held on a day other than in conjunction with a Board meeting. As executive officers, Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., and Frank B. Holding, Jr. receive no compensation for their services as directors. In addition to or in lieu of the above fees, certain directors received other compensation from the Bank as described below.

   Until February 2000 when the arrangement expired, R. C. Soles, Jr. received compensation in addition to the fees described above pursuant to an agreement related to the Bank's 1995 acquisition of First Investors Savings Bank, Inc., SSB, Whiteville, N.C. ("First Investors"). That agreement provided that First Investors' directors, including Mr. Soles, First Investors' Chairman, would become local advisory directors of the Bank and receive a fee of $835 per quarter for attendance at advisory board meetings.

   George H. Broadrick receives payments of $4,778 per month until June 2006 pursuant to a separate agreement with the Bank under which he has agreed to provide the Bank with certain consultation services and that he will not "compete" (as defined in the agreement) with the Bank.

   Betty M. Farnsworth, Charles B. C. Holt, Lucius S. Jones, and Joseph T. Maloney, Jr. serve on the Bank's local advisory boards in their respective communities and each receives, in addition to the regular director's fees described above, a fee of $125 per quarter for attendance at advisory board meetings.

Meetings and Committees of the Board of Directors

   BancShares' Board of Directors held four meetings during 2000. All directors attended at least 75% of the aggregate number of meetings of BancShares' Board of Directors and any committees on which they served during their terms, with the exception of Talbert O. Shaw whose absences were due to previously scheduled travel and business commitments.

   BancShares' and the Bank's Boards of Directors have several standing committees, including, as described below, a joint Audit Committee and a separate Salary Committee of the Bank's Board. BancShares' Board of Directors does not have a standing nominating committee or any other committee performing an equivalent function.

Audit Committee

   Function. The Audit Committee is a joint committee of BancShares' and the Bank's Boards of Directors that generally oversees the Bank's internal audit program and to which the Bank's General Auditor reports directly. The Committee reviews reports of examinations of BancShares and its subsidiaries by their regulators and, at least quarterly, the Committee reviews reports on the work of the internal audit staff, the Corporate Finance Department, and the Commercial Credit Administration Department. Subject to the approval of BancShares' Board of Directors, the Committee engages BancShares' independent accounting firm to conduct an annual audit of BancShares' consolidated financial statements, and it receives reports from, and reviews non-audit services proposed by management to be provided by, BancShares' independent accountants. A copy of the current Charter of the Audit Committee, as adopted by BancShares' Board of Directors, is included as Appendix A to this Proxy Statement. During 2000, the Audit Committee met four times.

   Members. The current members of the Audit Committee are David L. Ward,
Jr. -- Chairman, John M. Alexander, Jr., Betty M. Farnsworth, Charles B. C. Holt and J. Claude Mayo, Jr. Except as described below, each member of the Audit Committee is "independent" as that term is defined by the listing standards of The Nasdaq Stock Market on which BancShares' Class A Common is quoted. David L. Ward, Jr., is an attorney and the senior member of Ward and Smith, P.A., a law firm which serves as General Counsel to BancShares and the Bank and receives fees from BancShares and the Bank for legal services it performs. (See "Transactions with Related Parties" below.) Mr. Ward has extensive knowledge and experience in general banking matters and, as a result of his service since 1977 as a member of the Audit Committee of either BancShares or the Bank, in matters concerning the Committee. The Board of Directors believes Mr. Ward is a valuable resource to the Committee and contributes to the continuity of its work, and that the relationship of his firm with BancShares and the Bank does not affect his ability to exercise independent judgment as a director or Audit Committee member. On that basis, the Board has determined that Mr. Ward's continued service is required by the best interests of BancShares and its shareholders.

   Audit Committee Report. The Audit Committee has (i) reviewed and discussed BancShares' December 31, 2000, audited consolidated financial statements with management, (ii) discussed with BancShares' independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended,
(iii) received written disclosures and a letter from BancShares' independent accountants required by Independence Standards Board Standard No. 1, and (iv) discussed the independence of BancShares' independent accountants with the accountants. Based on the above reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in BancShares' 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

                              The Audit Committee:

               David L. Ward, Jr. John M. Alexander, Jr. Betty M.
                                   Farnsworth
                     Charles B. C. Holt J. Claude Mayo, Jr.

Salary Committee

   Function. BancShares' executive officers are compensated by the Bank for their services as officers of the Bank, and they receive no compensation from BancShares. Therefore, while BancShares' Board of Directors does not have a compensation committee, the Bank's Board of Directors has a separate Salary Committee. That Committee provides overall guidance for the Bank's officer compensation programs and, in conjunction with management, makes recommendations to the Bank's Board of Directors with regard to proposed salaries and other forms of compensation. After receipt of the recommendations of the Salary Committee, the Bank's Board of Directors makes all final decisions regarding executive compensation matters. Members of the Board of Directors who are executive officers abstain from participation in both the discussion of and the voting on those matters. The Salary Committee met once during 2000.

   Members. The current members of the Salary Committee are Freeman R. Jones -- Chairman, Lewis M. Fetterman and Lewis T. Nunnelee II.

   Salary Committee Report on Executive Compensation. The Bank's goal is to provide an executive compensation program that will enable it to attract and retain qualified and motivated individuals as executive officers. Currently, the Bank's executive compensation program includes only base salary and contributions to the individual accounts of all participating employees (including executive officers) under the Bank's Section 401(k) salary deferral plan. However, the Bank also provides other employee benefit and welfare plans customary for companies of its size, and it pays a limited number of cash bonuses for special recognition purposes or under business incentive programs.

   During 2000, the Salary Committee made recommendations to the Board of Directors, and the Board of Directors made final decisions regarding the amounts of the 2000 salaries of Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., and Frank B. Holding, Jr., and the maximum aggregate amount for 2000 merit increases in the salaries of the Bank's other officers and employees. With respect to the above executive officers, the Committee's recommendations were based on its evaluation of their individual levels of responsibility and performance and, in the case of Lewis Holding, his leadership, direction and historical importance in the development and growth of both BancShares and the Bank. With respect to the salaries of other executive officers, the Vice Chairman, with the consent of the Chairman, was directed by the Board of Directors to set 2000 salaries on an individual merit basis. The performance of individual executive officers and the Bank's financial performance generally were considered by the Committee in connection with the setting of salaries for 2000. However, that process and, thus, the setting of salaries largely are subjective and there are no specific formulae, objective criteria or other such mechanisms by which adjustments to the salary of each executive officer (including the executive officers named above) are tied empirically to his individual performance or to BancShares' or the Bank's financial performance. The amounts of contributions to the separate accounts of executive officers under the Bank's 401(k) plan were determined solely by the terms of that plan.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of the Bank's executive officers receive annual compensation approaching that amount, the Board of Directors has not yet adopted a policy with respect to Section 162(m).

                             The Salary Committee:

            Freeman R. Jones  Lewis M. Fetterman   Lewis T. Nunnelee
                                       II

Executive Officers

   BancShares' and the Bank's current executive officers are as follows:

        Name and age               Positions with BancShares and the Bank
 --------------------------- --------------------------------------------------
 Lewis R. Holding            Chairman and Chief Executive Officer of BancShares
   73                        and the Bank

 Frank B. Holding            Executive Vice Chairman of BancShares and the Bank
   72

 James B. Hyler, Jr.         Vice Chairman and Chief Operating Officer of
   53                        BancShares and the Bank

 Frank B. Holding, Jr.       President and Chief Administrative Officer of
   39                        BancShares and the Bank

 Kenneth A. Black            Vice President, Treasurer, and Chief Financial
   48                        Officer of BancShares; Group Vice President,
                             Treasurer, and Chief Financial Officer of the Bank

 Alexander G. MacFadyen, Jr. Secretary of BancShares; Group Vice President and
   59                        Secretary of the Bank

 Wayne D. Duncan             Executive Vice President of the Bank (Retail
  59                         Lending)

 John R. Francis, Jr.        Executive Vice President of the Bank (Virginia and
  47                         West Virginia Regional Executive)

 William C. Orr              Executive Vice President and Chief Credit Officer
  58                         of the Bank (Commercial Credit Administration)

 James M. Parker             Executive Vice President of the Bank (Eastern
  58                         Regional Executive)

 Edward L. Willingham IV     Executive Vice President of the Bank (Central
  46                         Regional Executive)

 J. Allen Woodward           Executive Vice President of the Bank (Western
  50                         Regional Executive)

 Joseph A. Cooper, Jr.       Group Vice President and Chief Information Officer
  47                         of the Bank

 Richard H. Lane             Senior Vice President and General Auditor of the
  56                         Bank

Executive Compensation

   The following table shows cash and other compensation paid to or deferred by certain executive officers of BancShares and the Bank for the years indicated. BancShares' officers are compensated by the Bank for their services as officers of the Bank, and they receive no salaries or other separate compensation from BancShares.

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation
                                       ---------------------------
                                                      Other annual  All other
                                       Salary  Bonus  compensation compensation
   Name and principal position    Year ($) (1)  ($)     ($) (2)      ($) (3)
--------------------------------- ---- ------- ------ ------------ ------------
Lewis R. Holding                  2000 652,585  -0-       -0-        235,026
 Chairman of the Board of         1999 620,183  -0-       -0-        171,414
 BancShares and the Bank          1998 600,623  -0-       -0-          7,200

Frank B. Holding                  2000 652,585  -0-       -0-        174,150
 Executive Vice Chairman of       1999 620,183  -0-       -0-          7,200
 BancShares and the Bank (4)      1998 600,623  -0-       -0-          7,200

James B. Hyler, Jr.               2000 514,811  -0-       -0-          7,650
 Vice Chairman and                1999 481,635  -0-       -0-          7,200
 Chief Operating Officer of       1998 456,314  -0-       -0-          7,200
 BancShares and the Bank

Frank B. Holding, Jr.             2000 293,312  1,190     -0-          7,650
 President and Chief              1999 276,785  -0-       -0-          7,200
 Administrative Officer           1998 262,572  -0-       -0-          7,200
 of BancShares and the Bank

Joseph A. Cooper, Jr.             2000 246,153 15,000     -0-          7,650
 Group Vice President and         1999 227,013  -0-       -0-          7,200
 Chief Information Officer of the 1998 211,614  -0-       -0-          7,200
  Bank

---------
(1) Includes amounts deferred at the election of each named executive officer pursuant to the Bank's Section 401(k) plan.

(2) In addition to compensation paid in cash, BancShares' and the Bank's executive officers receive certain personal benefits. The value of those non-cash benefits received each year by each of the named executive officers did not exceed the lesser or $50,000 or 10% of his cash compensation for that year.

(3) Except in the cases of Mr. L. Holding and Mr. F. Holding, the amounts for 2000 consist entirely of the Bank's matching contributions on behalf of each named executive officer to the Bank's Section 401(k) plan. The amounts shown for 2000 for Mr. L. Holding and Mr. F. Holding include $227,376 and $166,950, respectively, in benefits paid to them under the Bank's Pension Plan and contributions by the Bank of $7,650 for their respective accounts under the Section 401(k) plan. While each of them remain actively employed by the Bank, under federal law mandatory pension plan distributions began when they reached age 70 1/2.

(4) The Bank was reimbursed for portions of Mr. F. Holding's salary for 2000, 1999 and 1998 by First-Citizens Bank and Trust Company of South Carolina ($100,106, $99,555, and $97,190, respectively) and Southern Bank and Trust Company ($79,875, $79,436 and $77,549, respectively) pursuant to separate agreements between the Bank and those entities.

Pension Plan

   The following table shows, for various numbers of years of service and levels of compensation, the estimated benefits payable to a participant at normal retirement age under the Bank's qualified defined benefit pension plan (the "Pension Plan") based on federal tax laws in effect on January 1, 2001.

                                  Years of Service
   Final      ---------------------------------------------------------
  average          10   15      20      25      30
compensation    years  years   years   years   years  35 years 40 years
------------  ------- ------- ------- ------- ------- -------- --------
$100,000      $16,081 $24,122 $32,162 $40,203 $48,244 $ 56,284 $ 62,284
 125,000       20,706  31,059  41,412  51,766  62,119   72,472   79,972
 150,000       25,331  37,997  50,662  63,328  75,994   88,659   97,659
 175,000       29,956  44,934  59,912  74,891  89,869  104,847  115,347
 200,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 225,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 250,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 300,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 350,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 400,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 450,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 500,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 550,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 600,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 650,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 700,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964
 750,000       31,425  47,138  62,850  78,563  94,275  109,988  120,964

   Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. Those benefits will be actuarially increased or decreased if benefit payments begin after or before age 65. A participant's annual compensation covered by the Pension Plan includes base salary, overtime, and regular bonuses (including amounts deferred pursuant to the Bank's Section 401(k) plan). A participant's benefits are based on his or her "final average compensation," which is the participant's highest average covered compensation for any five consecutive years during his or her last ten complete calendar years as a Pension Plan participant. However, under current tax laws, $170,000 is the maximum amount of annual compensation for 2001 that can be included for purposes of calculating a participant's final average compensation, and the maximum annual benefit that may be paid to a retiring participant is $140,000. In the case of participants who begin receiving benefits before or after that age, the maximum benefit amount is actuarially adjusted. The maximum years of credited service which may be counted in calculating benefits under the Pension Plan is 40 years.

   The credited years of service and final average compensation, respectively, as of January 1, 2001, for each of the executive officers named in the Summary Compensation Table above are as follows: Lewis R. Holding -- 40 years and $219,224; Frank B. Holding -- 40 years and $219,224; James B. Hyler, Jr. -- 21 years and $160,000; Frank B. Holding, Jr. -- 17 years and $160,000; and Joseph
A. Cooper, Jr. -- 6 years and $160,000. Under federal law, mandatory pension plan distributions begin when a participant reaches age 70 1/2. While they remain actively employed by the Bank, Mr. L. Holding and Mr. F. Holding began receiving benefits under the Pension Plan during 1999 and 2000, respectively.


Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

   The Bank is party to a separate agreement with certain senior officers of BancShares and the Bank under which the Bank has agreed to make monthly payments to the officer for a period of ten years following retirement at age 65 (or at such other age as is agreed upon between the Bank and the officer). In return for those payments, each officer has agreed to provide certain limited consultation services to, and not to "compete" (as defined in the agreement) against, the Bank during the payment period. If the officer dies prior to retirement, or during the payment period following retirement, the payments due under the agreement will be paid to the officer's designated beneficiary or estate. The amounts of monthly payments provided for in the agreements currently in effect between the Bank and each of the executive officers named in the Summary Compensation Table above are as follows: Lewis R. Holding--$22,325; Frank B. Holding--$22,325; James B. Hyler, Jr.--$16,999;
Frank B. Holding, Jr.--$9,892; and Joseph A. Cooper--$5,354.

Performance Graph

   The following line graph compares the cumulative total shareholder return (the "CTSR") on BancShares' Class A Common Stock during the previous five fiscal years with the CTSR over the same measurement period of the Nasdaq-U.S. index and the Nasdaq Banks index. Each line graph assumes that $100 was invested on December 31, 1995, and that dividends were reinvested in additional shares.

  Comparison of Five-Year Cumulative Total Shareholder Return among BancShares
        Class A Common, the Nasdaq-US Index, and the Nasdaq Banks Index


                                  [GRAPH]

            Year       Bancshares       Nasdaq Banks      Nasdaq-US
            ----       ----------       ------------      ---------

            1995          $100              $100             $100
            1996           143               132              123
            1997           197               221              151
            1998           175               220              213
            1999           140               211              395
            2000           166               241              238


Transactions with Related Parties

   The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its and BancShares' directors, executive officers, principal shareholders, and their associates. All loans included in those transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

   The Bank is party to separate contracts (the "Services Contracts") with First-Citizens Bank and Trust Company of South Carolina, Columbia, South Carolina ("FCB/SC"), Southern Bank and Trust Company, Mount Olive, North Carolina ("Southern"), The Fidelity Bank, Fuquay-Varina, North Carolina ("Fidelity"), and The Heritage Bank, Lucama, North Carolina ("Heritage"). Under the Services Contracts, the Bank provides to each of those banks and their parent holding companies various services, including without limitation data and item processing services, securities portfolio management services, courier services, management consulting services (including, in the case of FCB/SC and

Southern, the services of Frank B. Holding as director and Vice Chairman of FCB/SC and as a director and Chairman of Southern's Executive Committee), and services as trustee for each bank's pension plan and Section 401(k) plan.
Mr. Holding and Lewis R. Holding, who are directors, executive officers, and principal shareholders of BancShares, also are principal shareholders of the parent holding companies of FCB/SC, Southern, Fidelity, and Heritage. Each of the Services Contracts was negotiated at arms-length and was approved by the Bank's Board of Directors.

   During 2000, the Bank sold the assets (including premises and loans) of three of its branch offices to Southern and of one branch office to Heritage. The total amount of assets transferred were approximately $87.3 million in the case of Southern, and approximately $8.3 million in the case of Heritage. In connection with those transactions, Southern and Heritage assumed approximately $66.1 million and $27.5 million, respectively, in deposit liabilities associated with the branch offices, and they paid deposit premiums to the Bank of approximately $5.9 million and $1.9 million, respectively.

   David L. Ward, Jr., a director of BancShares, is the senior member of Ward and Smith, P.A., the law firm which serves as General Counsel to BancShares and the Bank. BancShares, the Bank and their subsidiaries paid an aggregate of $3,203,749 to that firm for legal services during 2000.

              PROPOSAL 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

   BancShares' current independent accounting firm, KPMG LLP, has been reappointed by the Board of Directors to serve as BancShares' independent accountants for 2001, and a proposal to ratify that appointment will be submitted for voting by shareholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

   The Board of Directors recommends that shareholders vote "FOR" Proposal 2. To be approved, a majority of the votes represented by shares present at the Annual Meeting, in person or by proxy, and entitled to be voted, must be cast in favor of the proposal.

Services and Fees During 2000

   As BancShares' independent accountants for 2000, KPMG LLP provided various audit and non-audit services for which BancShares and its subsidiaries were billed for fees as further described below. BancShares' Audit Committee has considered whether KPMG LLP's provision of non-audit services is compatible with maintaining its independence.

   Audit Fees. KPMG LLP audited BancShares' annual consolidated financial statements for the year ended December 31, 2000, included in its 2000 Annual Report on Form 10-K, and, during 2000, it reviewed the condensed consolidated financial statements included in BancShares' Quarterly Reports on Form 10-Q. The aggregate amount of fees billed to BancShares for those services was $230,000.

   Financial Information Systems Design and Implementation Fees. During 2000, KPMG LLP did not provide any services related to financial information systems design and implementation.

   All Other Fees. In addition to the services listed above, during 2000 KPMG LLP provided certain other services for which the aggregate amount of fees billed to BancShares and its subsidiaries was $718,105, the majority of which related to audits of the Bank's eleven common trust funds, audits of two qualified employee benefit plans, two reviews of internal controls and various tax-related services.

                       PROPOSALS FOR 2002 ANNUAL MEETING

   Any shareholder proposal that is intended to be presented for action at the 2002 Annual Meeting must be received by BancShares in writing at its main office in Raleigh, North Carolina, no later than November 19, 2001, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy distributed by BancShares in connection with that meeting. In order to be included in BancShares' proxy materials related to a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of BancShares' stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules set forth by the Securities and Exchange Commission.

   Under BancShares' Bylaws, written notice of a shareholder proposal intended to be presented at the 2002 Annual Meeting but which is not intended to be included in BancShares' proxy statement and form of appointment of proxy, or of a shareholder's intent to nominate a person for election as a director of BancShares at the 2002 Annual Meeting, must be received by BancShares at its main office in Raleigh, North Carolina, no earlier than December 20, 2001, and no later than February 2, 2002, in order for that proposal or nomination to be brought before that Annual Meeting. In the case of a shareholder proposal other than a nomination, the same notice requirements apply in order for that proposal to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at the 2002 Annual Meeting. However, if, following the 2001 Annual Meeting, BancShares' Board of Directors has increased the number of BancShares' directors and created an unfilled vacancy that will be filled at the 2002 Annual Meeting, and if there is no public announcement naming the nominee to fill the vacancy at least 100 days prior to the first anniversary of the 2001 Annual Meeting, then a shareholder's written notice of a nomination to fill the vacancy will be treated as timely if it is received by BancShares not later than the close of business on the tenth day following the day on which BancShares' public notice actually is given. To be effective, notices of shareholder proposals or nominations are required to contain certain information specified in BancShares' Bylaws. Shareholder proposals or nominations not made as provided in BancShares' Bylaws will not be considered at Annual Meetings.

                           ANNUAL REPORT ON FORM 10-K

   BancShares is subject to the reporting requirements of the Securities Exchange Act of 1934 and files reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission.

   A copy of BancShares' 2000 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement.

March 19, 2001

                                                                      Appendix A

                        FIRST CITIZENS BANCSHARES, INC.
                      FIRST-CITIZENS BANK & TRUST COMPANY
                              ATLANTIC STATES BANK
                  FIRST-CITIZENS BANK, A VIRGINIA CORPORATION
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                January 22, 2001

Audit Committee Purpose

   The Audit Committee of the Board of Directors of First Citizens BancShares, Inc., of First-Citizens Bank & Trust Company, and of specified subsidiaries of both entities (Atlantic States Bank and First-Citizens Bank, A Virginia Corporation) ("Audit Committee") shall be appointed by the Board of Directors of First Citizens BancShares, Inc. and of First-Citizens Bank & Trust Company, respectively to assist the Board of Directors of First Citizens BancShares, Inc., of First-Citizens Bank & Trust Company, and of specified subsidiaries of both entities (Atlantic States Bank and First-Citizens Bank, A Virginia Corporation) ("Board") in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  (a) Monitor the integrity of the financial reporting process and systems of internal controls of First Citizens BancShares, Inc., of First-Citizens Bank & Trust Company, and of specified subsidiaries of both entities (Atlantic States Bank and First-Citizens Bank, A Virginia Corporation) ("Companies") regarding finance, accounting, and legal compliance;

  (b) Monitor the independence and performance of the independent accountants and oversee the internal Audit Department of the Companies; and

  (c) Provide an avenue of communication among the independent accountants, management, and the internal Audit Department, and the Board.

   The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities and have direct access to the independent accountants as well as anyone in the organizations. The Audit Committee shall have the ability to retain, at its discretion without prior permission, its own outside counsel and any other special legal, accounting, or other consultants or experts it deems necessary, and is authorized to direct the Companies to pay reasonable compensation for such services at the Companies' expense.

Composition and Meetings

   The Audit Committee of the Board shall consist of not less than three nor more than seven directors of First Citizens BancShares, Inc. and of First-Citizens Bank & Trust Company. The members shall comply with the requirements for membership of the National Association of Securities Dealers, Inc. ("NASD" ), the Securities and Exchange Commission ("SEC"), and the Federal Deposit Insurance Corporation ("FDIC"), such determination being made by the Board of Directors of First Citizens BancShares, Inc. and of First-Citizens Bank & Trust Company, respectively.

   All members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall have accounting or financial management expertise as defined by the NASD. At least two members of the Audit Committee shall have banking or related financial management expertise as defined by the FDIC. These determinations shall be made by the Board of Directors of First Citizens BancShares, Inc. and of First-Citizens Bank & Trust Company, respectively.

   The members of the Audit Committee shall be elected by the Board of Directors of First Citizens BancShares, Inc. and of First-Citizens Bank & Trust Company, respectively for a term of one year or until his/her successor shall be elected, whichever is longer, provided said term shall end if the said Director shall die, resign, no longer be a Director or be ineligible to continue as a member of said Audit Committee. As a part of the election process, the Board shall determine the eligibility of all Audit Committee members. The Chairman of the Audit Committee shall be designated by the Board in the election process. The Audit Committee shall select its Secretary and shall maintain minutes and other relevant records of their meetings and decisions.

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet privately in executive session at least annually with the independent accountants, the senior internal audit executive, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

Responsibilities and Duties

   Review Procedures. The Audit Committee shall review and reassess the adequacy of the Charter at least annually, submit the charter to the Board of Directors of First Citizens BancShares, Inc. for approval, and have the document published at least every three years in accordance with SEC regulations.

   The Audit Committee shall review with management and the independent public accountants the annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent accountants of significant issues regarding accounting principles, practices and judgements.

   In consultation with management, the independent accountants, and the Audit Department, the Audit Committee shall consider the integrity of the financial reporting processes and controls, discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures, and review significant findings prepared by the independent accountants and the internal Audit Department together with management's responses, where appropriate.

   The Audit Committee shall review with management and the independent public accountants management's report on its responsibilities for and assessment of the effectiveness of the internal control structure over financial reporting and compliance with safety and soundness laws and regulations as designated by the FDIC.

   The Audit Committee shall review, to the extent it deems appropriate, the supervisory examination reports of state and federal agencies and consideration given or corrective action taken by management to such reports.

   The Audit Committee shall be promptly notified of any suspicious activity report appropriately filed and shall review, to the extent it deems appropriate, any such reports.

   Independent Accountants. The independent accountants are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the independence, and performance of the independent accountants and annually recommend to the Board of Directors of First Citizens BancShares, Inc. the appointment of the independent accountants or approve any discharge of the independent accountants when circumstances warrant.

   The Audit Committee shall approve the fees and other significant compensation to be paid to the independent accountants, including but not limited to, preapproval of all non-audit services being provided by the independent public accountants.

   On an annual basis, the Audit Committee shall review and discuss with the independent accountants all significant relationships they have with the Companies that could impair the independent accountants' independence. The Audit Committee shall review and discuss with the independent accountants the independent accountants' independence and their written disclosures on independence in accordance with Independence Standards Board Standard No. 1.

   The Audit Committee shall review the independent accountants' audit plan -- discuss scope, staffing, locations, reliance upon management and Audit
Department, and general audit approach.

   Prior to releasing the year-end earnings, the Audit Committee shall discuss the results of the audit with the independent accountants and discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

   The Audit Committee shall consider the independent accountants' judgements about the quality of the accounting principles as applied in the financial reporting of the Companies.

   Internal Audit Department. The Audit Committee shall review the budget, plan, changes in the plan, activities, organizational structure, and qualifications of the internal Audit Department, as needed.

   The Audit Committee shall oversee the appointment, performance, and replacement of the senior internal audit executive.

   The Audit Committee shall review significant reports prepared by the internal Audit Department together with management's action plans.

   Other Responsibilities. The Audit Committee shall annually prepare a report to shareholders as required by the SEC and include said report in the annual Proxy Statement.

   On at least an annual basis, the Audit Committee shall review with the counsel of the Companies, any legal matters that could have a significant impact on the organization's financial statements, compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

   The Audit Committee shall perform any other activities consistent with its Charter and governing law, as the Audit Committee or the Board deem necessary or appropriate.

   The Audit Committee shall maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

[ FIRST CITIZENS BANCSHARES--Logo appears here ]


March 19, 2001

Dear Shareholder:

I am pleased to present First Citizens BancShares' 2001 Proxy and the 2000 Annual Report.

In the enclosed materials, you'll learn about our many major accomplishments and strategic objectives in 2000:

 . We achieved strong financial results during 2000 primarily because of our commitment to maintaining high credit quality and higher levels of net interest income.

 . We enhanced our branch network in growing markets and venues that we believe will help us strengthen existing relationships and better enable us to develop new business.

 . We continued to invest in and build on our other delivery channels, including online banking for retail and business customers, the Customer Contact
  Center and our ATM network.

 . We instituted numerous initiatives to build stronger customer relationships that are critical to our ongoing success.

An important part of any relationship is trust. We have always respected our customers' privacy and are very careful to protect their information. On the other side of this statement you will learn more about how we are protecting your privacy.

First Citizens BancShares had a great year in 2000. I am confident that our long record of performance and growth will continue and that our best days are ahead.

Sincerely,

/s/ Lewis R. Holding

Lewis R. Holding
Chairman of the Board



                              FOLD AND DETACH HERE
------------------------------------------------------------------------------


                        FIRST CITIZENS BANCSHARES, INC.
                             Post Office Box 27131
                      Raleigh, North Carolina 27611-7131

                     PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints George H. Broadrick, Lewis R. Holding, Frank B. Holding, James B. Hyler, Jr., Frank B. Holding, Jr., Lewis T. Nunnelee II, and David L. Ward, Jr. (the "Proxies"), or any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes each of them, jointly and severally, to represent and vote as directed below all outstanding shares of the Class A Common Stock and/or Class B Common Stock of First Citizens BancShares, Inc. ("BancShares") held of record by the undersigned on March 12, 2001, at the Annual Meeting of BancShares' shareholders (the "Annual Meeting") to be held in the main office of First-Citizens Bank & Trust Company located at 239 Fayetteville Street Mall, Raleigh, North Carolina, at 1:00 p.m. on April 23, 2001, or any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. Election of Directors: [ ] FOR all nominees    [ ] WITHHOLD AUTHORITY to vote
                              listed  below           for all nominees listed
                              indicated otherwise     below
                              on the line below)

Nominees: J.M. Alexander, Jr.; C.H. Ames; B.I. Boyle; G.H. Broadrick; H.M.
          Craig III; B.M. Farnsworth; L.M. Fetterman; F.B. Holding; F.B. Holding, Jr.; L.R. Holding; C.B.C. Holt; J.B. Hyler, Jr.; G.D. Johnson; F.R. Jones; L.S. Jones; J.T. Maloney, Jr.; J.C. Mayo,
          Jr.; L.T. Nunnelee II; T.O. Shaw; R.C. Soles, Jr.; and D.L. Ward, Jr.

Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, write that nominee's name on the line below.

             -----------------------------------------------------------------

2. Ratification of Appointment of Independent Accountants: Proposal to ratify the appointment of KPMG LLP as BancShares' independent public accountants for 2001.

     [ ] FOR                   [ ] AGAINST               [ ] ABSTAIN

3. Other Business: On such other matters as may properly be presented for action at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PROTECTING OUR CUSTOMERS' PRIVACY


Our 100 years of great customer service have created high expectations. We meet those expectations by applying one simple rule: Our customers always come first.

Nowhere is the need for that customer-first philosophy more evident than in the protection of customer information. Our business is built on trust, and we want our customers to know that they can count on us.

Here are the fundamental principles that guide us on privacy and protecting customer data:

 . We respect our customers' privacy and are very careful to protect customer information.

 . We do not sell our customer mailing lists or any customer information to outside companies.

 . We share information only as allowed by law. For example, we may share with companies in the First Citizens BancShares family or with other companies providing specific services for us.

 . Our use of customer data focuses on providing the best customer service and financial products we can.

 . We want to help ensure that your private information stays private -- not only at the bank but in all of your transactions.

We know that our most important asset is the trust our customers place in us, and we work hard every day to make sure that trust is well earned.

With privacy questions, call us toll free at (877) 654-2320, or reach us through the "Contact" page on firstcitizens.com or atlanticstatesbank.com.



                              FOLD AND DETACH HERE
------------------------------------------------------------------------------


The shares represented by this appointment of proxy will be voted as directed above. In the absence of any direction, those shares will be voted "FOR" the election of each of the nominees for director listed in Proposal 1 and "FOR" Proposal 2. If, at or before the time of the Annual Meeting, any nominee listed in Proposal 1 has become unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the holder of the shares to which it relates at any time before it is exercised by filing with Bancshares' Secretary a written instrument revoking it or an executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

                                              ____________________________(SEAL)
                                              (Signature)

                                              ____________________________(SEAL)
                                              (Signature if held jointly)

                                              Please date and sign exactly as
                                              name appears below. When shares
                                              are held by joint tenants, both
                                              should sign. When signing as
                                              attorney, executor,
                                              administrator, trustee, or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign full corporate name by
                                              president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.


                                              Dated _____________________ , 2001
                                              Please date and sign this
                                              appointment of Proxy and return
                                              it in the enclosed envelope.